Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Rick Filippelli, President and CEO	Donald C. Weinberger/Alisa Steinberg (media)
TeamStaff, Inc.	Wolfe Axelrod Weinberger Associates, LLC
1 Executive Drive	212-370-4500
Somerset, NJ 08873	don@wolfeaxelrod.com
866-352-5304	alisa@wolfeaxelrod.com

TeamStaff Receives Nasdaq Determination Letter

Somerset, New Jersey – January 9, 2008 - TeamStaff, Inc. (NASDAQ: TSTF) a national provider of healthcare and administrative staffing services, today announced that on January 4, 2008, it received a Staff Determination letter from the Nasdaq Stock Market (“Nasdaq”) indicating that TeamStaff’s common stock is subject to delisting from the Nasdaq Global Market. The Nasdaq’s determination was based on its July 6, 2007, notice to TeamStaff informing it that for 30 consecutive business days, the closing bid price per share of the Company’s common stock has been below the $1.00 minimum per share requirement for continued listing as set forth in NASDAQ Marketplace Rule 4450(a)(5) (the “Rule”). In accordance with applicable Nasdaq rules, TeamStaff was provided with 180 calendar days, until January 2, 2008, to regain compliance with the Rule, which did not occur.

TeamStaff will request a hearing in accordance the Marketplace Rule 4800 Series to review the Staff Determination. The hearing request will stay the suspension and delisting of its common stock pending a decision by a Nasdaq Listing Qualifications Panel. In addition, TeamStaff’s board of directors has authorized the Company to seek shareholder approval of a reverse stock split in order to facilitate the Company’s ability to regain compliance with Marketplace Rule4450(a)(5). There can be no assurance that such Panel will grant TeamStaff’s request for continued listing.

About TeamStaff, Inc.

Headquartered in Somerset, New Jersey, TeamStaff serves clients and their employees throughout the United States as a full-service provider of medical and administrative staffing. TeamStaff’s RS Staffing Services subsidiary specializes in providing medical and office administration/technical professionals through nationwide Federal Supply Schedule contracts with both the United States General Services Administration and the United States Department of Veterans Affairs. The TeamStaff Rx subsidiary is a leading provider of travel nursing and travel allied healthcare professionals. TeamStaff Rx operates throughout the US and specializes in the supply of travel allied medical employees and travel nurses, typically placed on 13 week assignments. TeamStaff Rx’s Nursing Innovations unit provides per diem nursing. For more information, visit the TeamStaff web site at www.teamstaff.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking statements” as defined by the Federal Securities Laws. Statements in this press release regarding TeamStaff, Inc.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. TeamStaff’s actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: our ability to recruit and retain qualified temporary and permanent healthcare professionals and administrative staff upon acceptable terms; our ability to enter into contracts with hospitals, healthcare facility clients, affiliated healthcare networks, physician practice groups, government agencies and other customers on terms acceptable to us and to secure orders related to those contracts; changes in the timing of customer orders for placement of temporary and permanent healthcare professionals and administrative staff; the overall level of demand for our services; our ability to successfully implement our strategic growth, acquisition and integration strategies; the effect of existing or future government legislation and regulation; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; and the effect of other important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.